UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2009

United PanAm Financial Corp.
(Exact name of registrant as specified in its charter)

California	94-3211687
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-24051

18191 Von Karman Avenue, Suite 300
Irvine, California  92612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 224-1917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

The information required by this Item 1.02 is included in Item 5.02 below and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2009 Mario Radrigan was terminated as Executive Vice President, Chief Marketing Officer of United PanAm Financial Corp. (“UPFC” or the “Company”) and as an officer of the Company’s affiliates and subsidiaries, including, but not limited to, United Auto Credit Corporation (“UACC”)

In connection with the termination, the Company has entered into a Severance Package and Release Agreement with Mr. Radrigan dated April 9, 2009 (the “Agreement”), under which Mr. Radrigan will be entitled to receive a lump sum payment in the aggregate amount of Two Hundred Sixty-Nine Thousand, Five Hundred and Sixty-Nine Dollars ($269,569.00), less all applicable state and federal withholdings.  Pursuant to the Agreement, Mr. Radrigan has agreed to, among other things, release any and all claims against the Company arising from or in any way related to his employment with the Company.  As a result of the Agreement, that certain Employment Agreement dated July 30, 2007 by and among the Company, and Mr. Radrigan has been terminated except for those provisions that have continuing obligations identified therein.

In accordance with the requirements of the Age Discrimination in Employment Act of 1967, as amended, Mr. Radrigan may revoke the Agreement at any time prior to April 17, 2009.

The foregoing description of the Agreement is qualified in its entirety by reference thereto, a copy of which is attached to this current report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Severance Package and Release Agreement dated April 9, 2009 by and between Mario Radrigan and United PanAm Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp.
(Registrant)

Dated: April 10, 2009	By:	/s/ Arash Khazei
	Name:	Arash Khazei
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Severance Package and Release Agreement dated April 9, 2009 by and between Mario Radrigan and United PanAm Financial Corp.